Exhibit 10.3

February 3, 2026

Re:	Reprice of Ordinary Warrants

To Whom It May Concern:

TIAN RUIXIANG Holdings Ltd. (the “Company”) is pleased to notify you that, subject to the terms of his letter agreement, the Company is reducing the exercise price of all of the Ordinary Warrants to purchase certain Class A Ordinary Shares, par value $0.125 per share (“Warrants”) issued to you (the “Holder”) on October 14, 2025 pursuant to the Company’s prospectus supplement filed on October 14, 2025 with the SEC to the effective registration statement on Form F-3, as amended (File No. 333-269348), as amended (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Warrants, will be effective for the issuance of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Form of Ordinary Warrant.

Effective immediately, the Company hereby unilaterally and irrevocably reduces the exercise price of the Warrants to $0.125.

On or before 9:00 a.m. (New York City time) on the Trading Day immediately following the date that the reduction to the Warrant exercise price is effective, the Company shall file a Current Report on Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this agreement as an exhibit thereto (“6-K Filing”). From and after the issuance of the 6-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

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By:	/s/ Baohai Xu
Name:	Baohai Xu
Title:	Chief Executive Officer